UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 5, 2006
FARO Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Technology Park, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(407) 333-9911

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 5.02 Appointment of Principal Officers

On December 5, 2006, FARO Technologies, Inc. entered into an Employment Agreement with Keith S. Bair, FARO’s Chief Financial Officer. Mr. Bair, 51, joined FARO in March of 2006 as Director of Accounting, was appointed interim Chief Financial Officer on July 24, 2006, and was appointed Chief Financial Officer on October 23, 2006. Prior to joining FARO, Bair was Vice President of Finance and Controller at Xytrans, Inc. from 8/04 to 3/06. He also served as CFO and Controller of Stromberg, LLC from 12/98 to 12/00, and 6/02 to 8/04, Controller at Gencor Industries from 10/97 to 6/98, Controller at Arrow International from 4/84 to 9/97, and as a Staff Accountant in the Division of Corporation Finance with the U.S. Securities and Exchange Commission from 1/01 to 6/02. Mr. Bair has an MBA and a bachelor’s degree in accounting from Lehigh University in Bethlehem, PA, is a CPA and also served in the United States Navy.

Pursuant to Mr. Bair’s employment agreement, in the event that Mr. Bair’s employment with the company is terminated by the company without “cause” or by him for “good reason,” (a) Mr. Bair shall continue to receive salary payments for one year following such termination; (b) Mr. Bair shall receive a lump sum payment of all earned but unpaid compensation through the date of such termination; (c) all of Mr. Bair’s unvested company stock options and unvested shares of restricted stock of the company shall vest automatically in full as of the date of such termination; and (d) the company shall provide insurance coverage for Mr. Bair for up to twelve months following such termination. Mr. Bair’s employment agreement also provides that, upon a change of control of the company, (i) all of Mr. Bair’s unvested company stock options shall vest automatically in full as of the date of such event, and (ii) Mr. Bair shall receive a payment equal to one (1) times Mr. Bair’s base annual salary.

“Cause” means (a) an act of fraud or embezzlement against the company or acceptance of a bribe or kickback, (b) the conviction or a plea of no contest of a felony or of a crime involving fraud, dishonesty, violence or moral turpitude, (c) willful and continued refusal to substantially perform assigned duties (other than any refusal resulting from incapacity due to physical or mental illness or disability), and (d) willful engagement in gross misconduct materially and demonstrably injurious to the company.

“Good reason” means (1) a material breach by the company of its obligations under Mr. Bair’s Employment Agreement, which breach is not cured within ten days after written notice, (2) a reduction in Mr. Bair’s current base annual salary, (3) a material reduction in benefits (except consistent with a general reduction of such benefits to executives of the company as a whole), (4) an ongoing material and substantial diminution in Mr. Bair’s duties not consistent with that of an executive with his position and duties, and (5) relocation of the Mr. Bair’s principal office to a location more than 25 miles from the company’s headquarters.

Item 9.01 Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.
(Registrant)

Date December 6, 2006
/S/ Jay W. Freeland
Jay W. Freeland
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated December 5, 2006, between Keith S. Bair and FARO Technologies, Inc.